EXHIBIT 99.2

SOBRsafe Announces Closing of Exercise of Warrants for $3.1 Million Gross Proceeds

DENVER, COLORADO / ACCESS Newswire / July 17, 2026 / SOBR Safe, Inc. (Nasdaq:SOBR) (“SOBRsafe” or the “Company”), the leader in next-generation alcohol monitoring and detection technology, today announced the closing of its previously announced exercise of certain outstanding warrants to purchase up to an aggregate of 2,360,648 shares originally issued in December 2025, having an exercise price of $1.30 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-292709).

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company issued new unregistered Series E warrants to purchase up to 2,580,648 shares of common stock and new unregistered Series F warrants to purchase up to 2,140,648 shares of common stock. The Series E new warrants have an exercise price of $1.30 per share, are exercisable immediately and will expire five years after the effective date of the Resale Registration Statement (as defined below). The Series F new warrants have an exercise price of $1.30 per share, are exercisable immediately and will expire twenty-four months after the effective date of the Resale Registration Statement (as defined below).

The aggregate gross proceeds to the Company from the offering were approximately $3.1 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About SOBRsafe™

Through next-generation alcohol detection technology, we enable trust and empower recovery ... with a human touch. SOBRsafe’s advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user’s skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provides passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration. To learn more, visit www.sobrsafe.com.

Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the intended use of net proceeds from the offering, and the Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this news release. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or other similar expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company’s filings with the SEC which can be found on the SEC’s website at www.sec.gov.

Company Contact:

IR@sobrsafe.com

Investor Relations Contact:

Christopher Whitaker

Chief Financial Officer

1.844.SOBRsafe (762.7723)

IR@sobrsafe.com

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